UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2018

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Commerce Drive, Loveland, Ohio 45140

(Address of principal executive offices) (zip code)

513-297-3640

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 7, 2018, Workhorse Group Inc. (the “Company”) received a short term loan in the aggregate principal amount of $550,000 from Stephen S. Burns, H. Benjamin Samuels, Gerald Budde and Ray Chess, each an executive officer and/or director of the Company (collectively, the “Related Parties”). To evidence the loans, the Company issued the Related Parties promissory notes (the “Related Parties Notes”) in the aggregate principal amount of $550,000. The Related Parties Notes are unsecured obligations of the Company and are not convertible into equity securities of the Company. Principal and interest under the Related Parties Notes are due and payable December 6, 2018, however, in the event that the Company raises in excess of $10,000,000 in equity financing, then the Company will use part of its proceeds to pay off the Related Parties Notes. Under no circumstance may the Related Parties Notes be paid off on or prior to the 91st day following the maturity date of the Senior Secured Notes issued by the Company on December 27, 2017 in the principal aggregate amount of $5,750,000. Interest accrues on the Related Parties Notes at the rate of 12.0% per annum. The Related Parties Notes contain terms and events of default customary for similar transactions. The Company is using the net proceeds from the transaction for general business and working capital purposes.

The description of the terms and conditions of the Related Parties Notes do not purport to be complete and is qualified in its entirety by the full text of the form of the Related Parties Notes, which is filed as an exhibit to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Promissory Note dated June 7, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: June 12, 2018	By:	/s/ Paul Gaitan
	Name: Title:	Paul Gaitan Chief Financial Officer

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